CONSENT OF COUNSEL



                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Institutional Daily Income Fund as filed with the Securities and Exchange Commission on or about July 29, 2002.








PAUL, HASTINGS, JANOFSKY & WALKER LLP




New York, New York
July 29, 2002